                                                                    Exhibit 99.4

                             JOINT FILER INFORMATION

Name:                       John H. N. Fisher

Address:                    2882 Sand Hill Road, Suite 150
                            Menlo Park, CA 94025

Relationship to Issuer:     10% owner of issuer because Mr. Fisher is a managing
                            director of the general partner of Draper Fisher
                            Associates Fund IV, LP.

Designated Filer:           Draper Fisher Associates Fund IV, L.P.

Issuer and Ticker Symbol:   Digital Impact, Inc.  (NASDAQ:DIGI)

Date of Event Requiring
Statement:                  January 25, 2005

January 26, 2005
----------------------------
Date

                                 By: /s/ John H. N. Fisher
                                     -------------------------------------------
                                     John H. N. Fisher

The reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.